Exhibit 5.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

April 15, 2010

Metals USA Holdings Corp.
2400 East Commercial Blvd.
Suite 905
Fort Lauderdale, FL 33308

Re:  Form S-8 to Registration Statement

Ladies and Gentlemen:

We have acted as special counsel for Metals USA Holdings Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Company of a total of 5,054,990 shares of common stock, par value $0.01 per share (the “Shares”), which may be issued pursuant to the Amended and Restated 2005 Stock Incentive Plan and the 2010 Long-Term Incentive Plan (together, the “Plans”).

In rendering this opinion, we have (i) examined such corporate records and other documents (including the Company’s Certificate of Incorporation and Bylaws as currently in effect and the Registration Statement and the exhibits thereto), and have reviewed such matters of law, as we have deemed necessary or appropriate and (ii) assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Members of our firm are admitted to the bar of the State of New York, and the opinions expressed in this letter are limited to the effects of (i) the federal securities laws of the United States of America, (ii) the internal laws of the State of New York (excluding any political subdivision), and (iii) to the extent expressly stated herein, the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement, the Shares will be validly issued, duly authorized, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz